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                                                                  EXHIBIT 10.31




                              WALBRO CORPORATION
________________________________________________________________________________

                 EMPLOYMENT AGREEMENT FOR FRANK E. BAUCHIERO
________________________________________________________________________________




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                              WALBRO CORPORATION

________________________________________________________________________________

                  EMPLOYMENT AGREEMENT FOR FRANK E. BAUCHIERO
________________________________________________________________________________



1.  Employment ........................................................... 1

2.  Term ................................................................. 1

3.  Office and Duties .................................................... 1

4.  Salary and Annual Incentive Compensation ............................. 2

5.  Long-Term Compensation, Including Stock Options, and
    Benefits, Deferred Compensation, and Expense
    Reimbursement ........................................................ 3

6.  Governing Law; Expense Reimbursement ................................. 8

7.  Miscellaneous ........................................................ 8


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                              EMPLOYMENT AGREEMENT

                 THIS EMPLOYMENT AGREEMENT is dated as of the 3rd day of October, 1996, by and between WALBRO CORPORATION, a Delaware corporation (the "Company") and Frank E. Bauchiero ("Executive"), and shall become effective as of August 16, 1996 (the "Effective Date").

         1.      Employment

                 The Company hereby agrees to employ Executive as a senior executive and Executive hereby agrees to accept such employment and serve in such capacity, during the Term as defined in Section 2 and upon the terms and conditions set forth in this Employment Agreement.

         2.      Term.

                 The term of employment of Executive under this Employment Agreement (the "Term") shall be the period commencing on the Effective Date and terminating on December 31, 1999 and any period of extension thereof in accordance with this Section 2, subject to earlier termination in accordance with the Termination and Change of Control Agreement between the Company and the Executive ("Termination Agreement"). The Term shall be extended automatically without further action by either party for a one-year period beginning on January 1, 2000 and each succeeding annual anniversary thereafter, unless either party shall have served written notice in accordance with the provisions of Section 7(d) upon the other party on or prior to the applicable anniversary date upon which such extension would become effective, electing not to extend the Term, in which case the Term shall terminate (subject to earlier termination in accordance with the Termination Agreement) on the last business day prior to the applicable anniversary date with respect to which such notice is received.

                 Notwithstanding the above, if there is a Change of Control (as defined in the Termination Agreement), the Company hereby agrees to continue the Term of this Employment Agreement and the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Employment Agreement, for the period commencing on the Extension Date (as defined in the Termination Agreement) and ending on the third anniversary of such date (the "Extended Employment Period").

         3.      Office and Duties.

                 The provisions of this Section 3 will apply during the Term:

                 (a) Generally. Executive shall serve as President, Chief Operating Officer, and as a member of the board of directors of the Company, and shall perform

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such duties and responsibilities as are substantially consistent with his duties, responsibilities, rank and status as of the Effective Date. Executive shall devote full business time and attention, and his best efforts, abilities, experience, and talent to the performance of such duties and responsibilities for the businesses of the Company and its subsidiaries; provided, however, that nothing in this Employment Agreement shall preclude or prohibit Executive from engaging in other activities to the extent that such other activities do not preclude Executive's employment or otherwise inhibit the performance of Executive's duties and responsibilities under this Employment Agreement or conflict with the businesses of the Company or its subsidiaries.

                 (b) Place of Employment. Executive's principal place of employment shall be the Executive's present headquarters location or such other headquarters location as may be assigned by the Company which is less than thirty-five (35) miles from the present headquarters location.

         4.      Salary and Annual Incentive Compensation.

                 As partial compensation for the services to be rendered hereunder by Executive, the Company agrees to pay to Executive during the Term the compensation set forth in this Section 4.

                 (a) Base Salary. The Company will pay to Executive during the Term a base salary at the annual rate of $375,000 ("Annual Base Salary") in effect at the Effective Date, payable in cash in substantially equal monthly installments during each calendar year, or portion thereof, of the Term and otherwise in accordance with the Company's usual payroll practices with respect to senior executives. Executive's Annual Base Salary shall be reviewed by the Company at least once in each calendar year and may be increased above, but may not be reduced below, the then-current rate of such base salary.

                 (b) Annual Incentive Compensation. For calendar year 1996, the Company will pay to Executive annual incentive compensation in amounts determined by and in the sole discretion of the Compensation Committee of the Company's Board of Directors (the "Committee"), consistent with past practices of the Company, based upon his Annual Base Salary for the full calendar year and with a maximum target opportunity of forty percent (40%) of such Annual Base Salary for the full calendar year. For calendar year 1997 and for each calendar year thereafter, the Company will pay to Executive for that calendar year during the Term annual incentive compensation based upon Executive's satisfaction of performance standards established by the Committee for the Executive at the beginning of each such calendar year (which shall be similar to those established for the Company's Chief Executive Officer), and with payouts, as a percentage of Annual Base Salary, equal to the following benchmark percentages:

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                          Threshold Satisfaction            -       25%
                          Target Satisfaction               -       50%
                          Maximum Satisfaction              -       75%

         5. Long-Term Compensation, Including Stock Options, and Benefits, Deferred Compensation, and Expense Reimbursement ____

                 (a) Executive Compensation Plans. Executive shall be entitled during the Term to participate, without discrimination or duplication, in all executive compensation plans, practices, policies and programs intended for general participation by senior executives of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, subject to the eligibility and other requirements of such plans and programs, including without limitation the long-term incentive features of the Company's Equity Based Long Term Incentive Plan (the "EBP"), any successor to such plan, and other stock option plans, performance share plans, management incentive plans, deferred compensation plans, and supplemental retirement plans. For purposes of the EBP, only for calendar year 1996, if the Executive invests 100% of his Annual Incentive Compensation into stock options for shares of Common Stock of the Company ("Common Stock"), he will receive, on or before January 1, 1997, an option (1) for an aggregate number of shares equal to (a) the product of one-hundred percent (100%) of his Annual Incentive Compensation described in
Section 4(b) and two and one-half (2 1/2), divided by (b) the fair market value of a share of such Common Stock on the date of grant; and (2) with an option price per share equal to such fair market value. Such option shall have the same terms and features as described in clauses (3), (4) and (5) below. Under the EBP, the Company will make, in addition to the option grant described above, annual option grants to the Executive as follows:

                                  (1)      annual grants will be made in
                                           December of 1997, 1998 and 1999;

                                  (2) the size of each year's option grant to Executive will be based on the median marketplace for this form of compensation for positions comparable to Executive's, as determined by the Company's compensation consultant; provided, however, that each annual option grant shall consist of no fewer than the number of shares determined by the following formula: number of shares equals (a) 2.1; multiplied by
                                           (b) Executive's Annual Base Salary;
                                           divided by (c) the fair market value
                                           of a share of Common Stock on the
                                           date of grant;

                                  (3)      each annual option grant will be
                                           fully and immediately vested upon
                                           grant and will be exercisable in
                                           whole or in part commencing six (6)
                                           months after the date of grant;





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                                  (4)      each annual option grant will have a
                                           ten (10) year term and will be
                                           exercisable in whole or in any part
                                           at any time or times during such
                                           term; and

                                  (5)      options will be exercisable for five
                                           (5) years (or, if longer, the
                                           remaining term of the option)
                                           following Executive's termination of
                                           employment for any reason, including
                                           death.

In addition, within thirty (30) days of Executive's employment date, the Company will grant to Executive 30,000 shares of restricted stock under the EBP. The vesting schedule of such shares of restricted stock shall be one-third (i.e., 10,000 shares) on each of January 2, 1997, January 2, 1998, and January 2, 1999; provided, however, that such shares of restricted stock shall become fully vested immediately upon (i) Executive's termination of employment by the Company for any reason other than Cause (as defined in the Termination Agreement), (ii) termination of Executive's employment by reason of death or disability, or (iii) termination of employment by the Executive for Good Reason (as defined in the Termination Agreement).

                 (b) Employee and Executive Benefit Plans. Executive shall be entitled during the Term to participate, without discrimination or duplication, in all employee and executive benefit plans and programs of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, to the extent such plans are available to similarly situated senior executives or employees of the Company, subject to the eligibility and other requirements of such plans and programs, including without limitation plans providing pensions, other retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance, and participation in savings, profit-sharing, and stock ownership plans.

                 In furtherance of and not in limitation of the foregoing, during the Term:

                          (i) Executive will participate in all executive and employee vacation and time-off programs and shall be entitled to not less than four
                                  (4) weeks paid annual vacation;

                          (ii) The Company will provide Executive with coverage by long-term disability insurance and benefits no less favorable (including any required contributions by Executive) than such insurance and benefits provided to Executive on the Effective Date;

                          (iii) Executive will be covered by Company-paid group term life insurance providing a death benefit of one and one-half (1 1/2) times Executive's Annual Base Salary but not to exceed $150,000;





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                          (iv)    The Executive will be covered by a
                                  nonqualified supplemental employee retirement plan ("SERP") which will provide to Executive a lifetime monthly benefit of one percent (1%) of average annual earnings of the Executive for the highest three consecutive years of employment with the Company (or the period of Executive's employment with the Company, if less than three (3) years, and annualized if the Executive is employed in the Company for less than one (1) year) under the terms and conditions of such plan (which shall include provision for payment of a single lump sum benefit determined in accordance with the following actuarial equivalency factors: interest rate of 7.2% and mortality assumption based on the 1983 Group Annuity Mortality Table, and for purposes of calculating such benefits, Executive shall be credited with service under such plan for each full or partial year of service during calendar years 1996, 1997, 1998 and 1999, in an amount equal to three
                                  (3) times the actual service earned during such period. (For example, at the end of 1999 and assuming a July 1, 1996 start date, the Executive will have earned 10.5 years of service credit.) In addition, for purposes of calculating such benefits, Executive shall be credited with no less than 10.5 years of service credit in the event of (i) Executive's termination of employment by the Company for any reason other than Cause (as defined in the Termination Agreement), (ii) termination of Executive's employment by reason of death or disability, or (iii) termination of employment by the Executive for Good Reason (as defined in the Termination Agreement). Executive's benefits under the SERP shall be fully and immediately vested. The Normal Retirement Date for the Executive under the SERP will be the latter of (A) attainment of age sixty-five (65); or
                                  (B) December 31, 1999. Amounts determined by a committee of at least two similarly situated executives, to be appointed by the Compensation Committee of the Board, may be funded by the Company into an irrevocable "rabbi trust" and the Company shall be relieved of its obligation under this Employment Agreement and the Termination Agreement to the extent that assets are so distributed. Executive acknowledges that his rights to the deferred compensation provided for in this Section 5(b) shall be no greater than those of a general unsecured creditor of the Company, and that such rights may not be pledged, collateralized, encumbered, hypothecated, or liable for or subject to any lien, obligation, or liability of Executive, or be assignable or transferable by Executive, otherwise than by will or the





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                                  laws of descent and distribution, provided
                                  that Executive may designate one or more beneficiaries to receive any payment of such amounts in the event of his death;

                          (v) The Executive shall be provided by the Company with a relocation package for relocating from Illinois to Michigan which relocation package shall include the following features. The Executive shall have the right to either (i) sell his home through his own efforts, or (ii) to direct the Company to purchase the Executive's home at such time as the Executive shall direct commencing not earlier than six (6) months after the execution of this Employment Agreement and ending not later than the third anniversary of the date of execution of this Employment Agreement. The purchase price for the Executive's home for purposes of the preceding sentence shall be the fair market value of the home as established by an appraisal performed, no more than sixty (60) days prior to the closing date of the sale, by an appraiser who is mutually acceptable to the Executive and the Company. Until such time as the Executive sells his home, the Company shall reimburse the Executive for all travel costs for the Executive and the Executive's spouse between the Executive's temporary living quarters and the Executive's current home, and shall pay to the Executive the cost of temporary living expenses including the rental of a furnished apartment and utilities. Upon the Executive's sale of his home, the Company shall pay all costs of moving and relocating his principal residence from his current home to a new home in Michigan at which the Executive intends to reside. Notwithstanding anything above, the Company shall have no obligation to make any payments hereunder until 1997;

                           (vi) The Executive shall be provided by the Company with an annual physical;

                          (vii) The Executive shall be provided by the Company with a current model, top-of-the-line luxury automobile for the Executive's use in connection with his services on behalf of the Company, and the Company shall be responsible for all costs relating thereto, including gasoline, repairs, maintenance and insurance; and

                          (viii) The Executive shall be provided by the Company with a country club membership.





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                 (c)      Deferral of Compensation.  The Company shall
implement deferral arrangements permitting Executive to elect to defer receipt, pursuant to written deferral election terms and forms (the "Deferral Election Forms"), of all or a specified portion of Executive's annual incentive compensation under Section 4(b) until such date(s) or event(s) as elected by the Executive and specified in the Deferral Election Forms; provided, however, that such deferrals shall not reduce Executive's total cash compensation in any calendar year below the sum of (i) the FICA maximum taxable wage base plus (ii) 1.45% of Executive's wages in excess of such FICA maximum.

                 In accordance with such duly executed Deferral Election Forms, the Company shall , in lieu of payment by the Company to Executive, credit to one or more bookkeeping accounts maintained for Executive, on the respective date or dates payments would otherwise be due to Executive a number of phantom shares of Common Stock equal to (1) divided by (2) where (1) is the cash amount deferred multiplied times the number 1.25 and (2) is the value of a share of Common Stock on the date such shares are credited. Phantom shares shall not entitle the Executive to receive any shares of Common Stock nor to vote or receive dividends.

                 Upon such date(s) or event(s) set forth in the Deferral Election Forms (including forms filed after deferral but before settlement in which Executive may elect to further defer settlement), the Company shall pay to Executive cash equal to the then value of any phantom shares of Common Stock then credited to Executive's deferral accounts, less applicable withholding taxes, and such distribution shall be deemed to fully settle such accounts; provided, however, that the Company may instead settle such accounts in full or in part by directing the Trustee to distribute the assets of the "rabbi trust" and the Company shall be relieved of its obligation under this Employment Agreement and the Termination Agreement to the extent that assets are so distributed. The Company and Executive agree that compensation deferred pursuant to this Section 5(c) shall be fully vested and nonforfeitable; provided, however, Executive acknowledges that his rights to the deferred compensation provided for in this Section 5(c) shall be no greater than those of a general unsecured creditor of the Company, and that such rights may not be pledged, collateralized, encumbered, hypothecated, or liable for or subject to any lien, obligation, or liability of Executive, or be assignable or transferable by Executive, otherwise than by will or the laws of descent and distribution, provided that Executive may designate one or more beneficiaries to receive any payment of such amounts in the event of his death.

         6.      Governing Law; Expense Reimbursement.

                 (a) Governing Law. This Employment Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the State of Michigan, without regard to Michigan conflicts of law principles, except insofar as the Delaware General Corporation Law and federal laws and regulations may be applicable. If under the governing law, any portion of this Employment Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not





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possible, to be omitted from this Employment Agreement.  The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof.

                 (b) Expense Reimbursement. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in negotiating the terms and conditions of this Employment Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in seeking to enforce rights pursuant to this Employment Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company, whether or not Executive is successful in asserting such rights.

         7.      Miscellaneous.

                 (a) Integration. This Employment Agreement modifies and supersedes any and all prior agreements and understandings between the parties hereto with respect to the employment of Executive by the Company and its subsidiaries, except for the Termination Agreement and contracts relating to compensation under executive compensation and employee benefit plans of the Company. Subject to the rights, benefits and obligations provided for in such executive compensation contracts and employee benefit plans of the Company, this Employment Agreement and the Termination Agreement constitute the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment or benefit under this Employment Agreement which duplicates a payment or benefit received or receivable by Executive under such prior agreements and understandings with the Company or under any benefit or compensation plan of the Company.

                 (b) Non-Transferability. Neither this Employment Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 7(c). The Company may assign this Employment Agreement and the Company's rights and obligations hereunder, and shall assign this Employment Agreement, to any Successor (as hereinafter defined) which, by operation of law or otherwise, continues to carry on substantially the business of the Company prior to the event of succession, and the Company shall, as a condition of the succession, require such Successor to agree to assume the Company's obligations and be bound by this Employment Agreement. For purposes of this Employment Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's voting securities or all or substantially all of its assets, or otherwise.

                 (c) Beneficiaries. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following Executive's death.





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                 (d)      Notices.  Whenever under this Employment Agreement it
becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

         If to the Company:             Walbro Corporation
                                        6242 Garfield Street
                                        Cass City, Michigan  48726-1397

                                        Attention:  Secretary

         If to Executive:               Frank E. Bauchiero
                                        _________________________________
                                        _________________________________


         With copies to:                Roger C. Siske, Esquire
                                        Sonnenschein Nath & Rosenthal
                                        8000 Sears Tower
                                        Chicago, Illinois  60606

If the parties by mutual agreement supply each other with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Employment Agreement. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective 2 days after deposit into the mails by delivery to the U.S. Post Office.

                 (e) Reformation. The invalidity of any portion of this Employment Agreement shall not deemed to render the remainder of this Employment Agreement invalid.

                 (f) Headings. The headings of this Employment Agreement are for convenience of reference only and do not constitute a part hereof.

                 (g) No General Waivers. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.





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                 (h)  Successors and Assigns.  This Employment Agreement shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

                 IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this instrument to be duly executed as of the day and year first above written.

                                        WALBRO CORPORATION



                                        By: /s/ Lambert E. Althaver
                                           -----------------------------------
                                        Name: Lambert E. Althaver
                                              --------------------------------
                                        Title: Chief Executive Officer
                                              --------------------------------

                                        FRANK E. BAUCHIERO


                                        /s/ Frank E. Bauchiero
                                        --------------------------------------


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